Exhibit 10.35

Executive Version

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (this “Agreement”), dated as of February 19, 2025, is made by the grantors signatories hereto (the “Grantors”) in favor of GLAS Trust Company LLC, a limited liability company organized and existing under the laws of the State of New Hampshire, in its capacity as collateral agent (the “Collateral Agent”) for the noteholders party to the Indenture (as defined below). Unless otherwise defined herein or context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference to them in the Security Agreement (as defined below).

WHEREAS, pursuant to that certain Indenture, dated as of February 19, 2025, (as it may be amended or modified from time to time, the “Indenture”), among Turning Point Brands, Inc. (the “Company”), the Grantors, the other grantors party thereto, the Collateral Agent and the noteholders, the Grantors, the Collateral Agent and certain other parties entered into that certain Pledge and Security Agreement, dated as of February 19, 2025, (as it may be amended or modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantors pledged, assigned and granted a security interest in all of its right, title and interest in, to and under the Collateral, including the Patent Collateral (as defined below);

WHEREAS, pursuant to the Security Agreement, the Grantors agreed to execute and deliver this Agreement, for purposes of recording the security interest in the Patent Collateral with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interests granted by the Grantors to the Collateral Agent pursuant to the Security Agreement, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the following (collectively, the “Patent Collateral”):

(a)	any and all patents and patent applications, including those listed in Schedule A annexed hereto;

(b)	all inventions and improvements described and claimed therein;

(c)	all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof;

(d)

all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof;

(e)	all rights to sue for past, present, and future infringements thereof; and

(f)	all rights in any of the foregoing throughout the world.

The Grantors and the Collateral Agent acknowledge and agree that the rights and remedies of the Collateral Agent with respect to the security interests in the Patent Collateral granted hereby are more fully set forth in the Security Agreement. All of the terms of the Security Agreement are hereby incorporated by reference. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each Grantor hereby authorizes and requests that the Commissioner for Patents and any other applicable United States government officer record this Agreement.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic PDF delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by GLAS Trust Company LLC, not individually but solely as Collateral Agent under the Indenture, and solely in the exercise of the powers and authority conferred and vested in it under the Indenture and the Security Agreement. The Collateral Agent assumes no responsibility for the correctness of the recitals contained herein and shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Agreement and makes no representation with respect thereto. In connection with the Collateral Agent entering into and in the performance of its duties under this Agreement, to the extent not already provided for herein, the Collateral Agent shall be entitled to the benefit of every provision of the Indenture limiting the liability of or affording rights, powers, protections, immunities and indemnities or benefits to the Collateral Agent as if they were expressly set forth herein, mutatis mutandis.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

North Atlantic Operating Company, Inc.
North Atlantic Wrap Company LLC
National Tobacco Company, LP.,

as Grantor

By:	/s/ Brittani N. Cushman
Name:	Brittani N. Cushman
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Patent Security Agreement]

Accepted and Agreed:
GLAS Trust Company LLC,
as the Collateral Agent

By:	/s/ Robert Peschler
Name:	Robert Peschler
Title:	Vice President

[Signature Page to Patent Security Agreement]